FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Vice President of Investor Relations
              (913) 967-4109

         Applebee's International Reports Third Quarter 2005 Diluted Net
          Earnings Per Share of $0.31 Excluding Impairment Charges and
                Reported Diluted Net Earnings Per Share of $0.28;
            Increases Annual Dividend 233 Percent to $0.20 Per Share;
        Announces Additional $175 Million Stock Repurchase Authorization

Overland Park, Kan., October 26, 2005 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $24.6 million, or $0.31 per diluted share, for the third quarter ended September 25, 2005, excluding impairment charges totaling $3.9 million ($2.5 million after-tax or approximately $0.03 per share). Including impairment charges, net earnings were $22.1 million, or $0.28 per diluted share, for the third quarter of 2005 as compared to $0.34 per diluted share for the third quarter of 2004. A reconciliation of non-GAAP measurements to GAAP results is attached to this release. In October 2005, the company completed its tax returns for fiscal year 2004. As a result, third quarter 2005 net earnings reflect an increase in the income tax rate to adjust the year-to-date tax rate to 35.7 percent from the previous expectation of 34.6 percent. The higher tax rate accounted for a decrease of approximately $0.02 per share versus the company's most recent guidance of $0.32 to $0.35 for the quarter.

System-wide comparable sales for the third quarter of 2005 increased 0.9 percent, the 29th consecutive quarter of comparable sales growth. Comparable sales for company restaurants decreased 1.6 percent and franchise restaurant comparable sales increased 1.8 percent for the quarter. System-wide comparable sales for the year-to-date period through September increased 2.1 percent, with franchise restaurant comparable sales up 3.1 percent and company comparable restaurant sales down 0.8 percent.

The company also reported comparable sales for the September fiscal period, comprised of the five weeks ended September 25, 2005. System-wide comparable sales decreased 0.1 percent for the September period, and comparable sales for franchise restaurants increased 0.9 percent. Comparable sales for company restaurants decreased 2.8 percent, reflecting a decrease in guest traffic of approximately 6.0 to 6.5 percent, combined with a higher average check.


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


October 26, 2005
Page 2

In addition, the company reported comparable sales for the October fiscal period, comprised of the four weeks ended October 23, 2005. System-wide comparable sales increased 0.1 percent for the October period, and comparable sales for franchise restaurants increased 0.6 percent. Comparable sales for company restaurants decreased 1.3 percent, reflecting a decrease in guest traffic of approximately 4.0 to 4.5 percent, combined with a higher average check. System-wide comparable sales for the year-to-date period through October have increased 1.9 percent, with franchise restaurant comparable sales up 2.8 percent and company comparable restaurant sales down 0.9 percent.

The company's Board of Directors has declared an annual dividend of 20 cents per share which is payable January 23, 2006 to shareholders of record as of December 23, 2005. This is the company's 16th consecutive annual dividend and represents an increase of 233 percent over last year's dividend of 6 cents per share.

The company repurchased 2,257,600 shares of common stock in the third quarter at an average price of $23.31 for an aggregate cost of $52.6 million. For the 39-week period ended September 25, 2005, the company has repurchased 4,917,600 shares of common stock at an average price of $24.58 for an aggregate cost of $120.9 million. As of September 25, 2005, $29.2 million remained available under the company's previous stock repurchase authorization. In October 2005, the company's Board of Directors authorized additional stock repurchases of up to $175,000,000.

Lloyd L. Hill, chairman and chief executive officer, said, "We are clearly disappointed with our results over the past several months, and are focused on improving the things that are within our control to make Applebee's more appealing in the current consumer environment. We recognize that these types of changes don't occur overnight, but are committed to continually enhancing our value proposition through menu and marketing strategies. Based on our confidence in the strength of the company's long-term growth model, our Board of Directors has approved substantial increases in both our annual dividend and stock repurchase authorization."

Other results for the third quarter and year-to-date periods ended September 25, 2005 included:

    o Net earnings for the 39-week period ended September 25, 2005 were $83.8 million, or $1.03 per diluted share, excluding impairment charges. Including impairment charges, net earnings were $81.3 million, or $1.00 per diluted share, for the 39-week period ended September 25, 2005 as compared to $1.03 per diluted share for the same period of 2004.

    o Total system-wide sales for the quarter increased by 7.1 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

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


October 26, 2005
Page 3

    o Applebee's ended the quarter with 1,755 restaurants open system-wide (473 company and 1,282 franchise restaurants). During the third quarter of 2005, there were 35 new Applebee's restaurants opened system-wide, including 12 company and 23 franchised restaurants.

    o As of September 25, 2005, the company had total debt outstanding of $136.2 million. In October 2005, the company entered into an amendment to its revolving credit facility which increases the aggregate revolving credit commitment available under the facility from $200 million to $250 million, and provides for an additional $75 million of revolving credit upon satisfaction of the conditions set forth in the credit facility. After giving effect to the amendment, as of October 26, 2005, the company had borrowings of $149.4 million and approximately $91.2 million available under the revolving credit facility.


BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for the remainder of fiscal year 2005:

    o More than 135 new restaurants are expected to open in 2005, including at least 50 company and 85 franchise restaurants. At least 11 company restaurants and 33 franchise restaurants are expected to open in the fourth quarter.

    o Based on the current consumer environment, the company continues to expect comparable sales for the remainder of the year to be in a range from down 3.0 percent to up 1.0 percent for company restaurants and from flat to up 3.0 percent for franchise restaurants.

    o Overall restaurant margins before pre-opening expense for the full year are expected to be less than fiscal year 2004 results and will be dependent on comparable sales performance at company restaurants. In addition, higher energy costs will have a negative impact on margins in the fourth quarter, including higher utilities, fuel surcharges and packaging costs.

    o Pre-opening expense is expected to be higher as a result of the increase in the number of company openings from 32 in 2004 to at least 50 in 2005.

    o General and administrative expenses, as a percentage of operating revenues, are expected to be approximately nine percent for the full year.

    o The effective income tax rate is currently expected to be 35.0 to 35.2 percent for the fourth quarter of 2005.

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


October 26, 2005
Page 4


    o Excluding the cost of franchise acquisitions, capital expenditures are expected to be between $150 and $160 million in 2005, including the costs of re-opening seven restaurants in Memphis.

    o Based on the foregoing assumptions, diluted earnings per share for the fourth quarter of 2005 are expected to be in the range of $0.25 to $0.29. Accordingly, fiscal year 2005 diluted earnings per share are now expected to be $1.28 to $1.32, excluding impairment charges recorded in the third quarter as discussed above.

A conference call to review the third quarter 2005 results and the current business outlook will be held on Thursday morning, October 27, 2005, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of October 23, 2005, there were 1,766 Applebee's restaurants operating system-wide in 49 states and 14 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2005 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, the impact of economic factors on consumer spending, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2005. The company disclaims any obligation to update these forward-looking statements.


                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                                    13 Weeks Ended                         39 Weeks Ended
                                                          -----------------------------------    -----------------------------------
                                                           September 25,       September 26,      September 25,       September 26,
                                                               2005                2004               2005                2004
                                                          ---------------     ---------------    ---------------     ---------------
                                                                             (as restated)(1)                       (as restated)(1)
Revenues:
    Company restaurant sales ........................       $   272,673         $   247,173        $   815,834         $   738,502
    Franchise royalties and fees.....................            31,589              30,048             97,090              91,485
    Other franchise income...........................             1,064               3,913              3,553              10,427
                                                          ---------------     ---------------    ---------------     ---------------
         Total operating revenues....................           305,326             281,134            916,477             840,414
                                                          ---------------     ---------------    ---------------     ---------------
Cost of company restaurant sales:
    Food and beverage................................            71,555              65,115            215,755             195,277
    Labor............................................            90,231              79,195            269,070             239,533
    Direct and occupancy.............................            74,706              61,914            212,111             181,769
    Pre-opening expense..............................             1,089               1,020              3,524               2,012
                                                          ---------------     ---------------    ---------------     ---------------
         Total cost of company restaurant sales......           237,581             207,244            700,460             618,591
                                                          ---------------     ---------------    ---------------     ---------------
Cost of other franchise income.......................               790               3,521              2,838              11,493
General and administrative expenses..................            26,329              26,752             81,255              77,134
Amortization of intangible assets....................               204                 199                658                 443
Impairment of long-lived assets......................             3,900                 --               3,900                 --
Loss on disposition of restaurants and equipment.....               480                 441              1,341               1,520
                                                          ---------------     ---------------    ---------------     ---------------
Operating earnings...................................            36,042              42,977            126,025             131,233
                                                          ---------------     ---------------    ---------------     ---------------
Other income (expense):
    Investment income................................               568                 325                976                 566
    Interest expense.................................            (1,232)               (379)            (2,203)             (1,139)
    Other income.....................................               593                 754              1,612               1,777
                                                          ---------------     ---------------    ---------------     ---------------
         Total other income (expense)................               (71)                700                385               1,204
                                                          ---------------     ---------------    ---------------     ---------------
Earnings before income taxes ........................            35,971              43,677            126,410             132,437
Income taxes.........................................            13,836              15,080             45,128              45,974
                                                          ---------------     ---------------    ---------------     ---------------
Net earnings.........................................       $    22,135         $    28,597        $    81,282         $    86,463
                                                          ===============     ===============    ===============     ===============

Basic net earnings per common share..................       $      0.28         $      0.35        $      1.02         $      1.06
                                                          ===============     ===============    ===============     ===============
Diluted net earnings per common share................       $      0.28         $      0.34        $      1.00         $      1.03
                                                          ===============     ===============    ===============     ===============

Basic weighted average shares outstanding............            78,485              81,511              79,692             81,759
                                                          ===============     ===============    ===============     ===============
Diluted weighted average shares outstanding..........            79,691              83,503              81,121             84,079
                                                          ===============     ===============    ===============     ===============

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment charges. Impairment charges reflect the write-down of the carrying value of the property and equipment of three restaurants that are not performing as expected, one restaurant that will be closed and relocated and one other long-lived asset. The company is using earnings before impairment charges as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment charges provides additional information to facilitate the comparison of past and present operations, excluding items that the company does not believe are indicative of our ongoing operations.


                                                                       13 Weeks Ended                       39 Weeks Ended
                                                             ---------------------------------     ---------------------------------
                                                              September 25,     September 26,       September 25,      September 26,
                                                                  2005              2004                2005               2004
                                                             ---------------   ---------------     ---------------   ---------------
                                                                              (as restated)(1)                      (as restated)(1)
Impairment of long-lived assets.......................         $    (3,900)              --          $    (3,900)              --
Income taxes..........................................               1,392               --                1,392               --
                                                             ---------------   ---------------     ---------------   ---------------
    Impairment charges, net of tax....................         $    (2,508)              --          $    (2,508)              --
                                                             ===============   ===============     ===============   ===============

Diluted weighted average shares outstanding...........              79,691            83,503              81,121            84,079
                                                             ===============   ===============     ===============   ===============

Diluted earnings per share impact
  of impairment charges...............................         $     (0.03)              --          $     (0.03)              --
                                                             ===============   ===============     ===============   ===============

Reconciliation of earnings before impairment
  charges to net earnings:
    Earnings before impairment charges................         $    24,643       $    28,597         $    83,790       $    86,463
    Impairment charges, net of tax....................              (2,508)              --               (2,508)              --
                                                             ---------------   ---------------     ---------------   ---------------
    Net earnings......................................         $    22,135       $    28,597         $    81,282       $    86,463
                                                             ===============   ===============     ===============   ===============

Reconciliation of earnings per share before
  impairment charges to reported earnings per share:
    Diluted earnings per share before
       impairment charges.............................         $      0.31       $      0.34         $      1.03       $      1.03
    Diluted earnings per share impact
       of impairment charges..........................               (0.03)              --                (0.03)              --
                                                             ---------------   ---------------     ---------------   ---------------
       Reported diluted earnings per share............         $      0.28       $      0.34         $      1.00       $      1.03
                                                             ===============   ===============     ===============   ===============

The following table contains information derived from the company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                           13 Weeks Ended                    39 Weeks Ended
                                                                  --------------------------------  --------------------------------
                                                                   September 25,   September 26,     September 25,    September 26,
                                                                       2005            2004              2005             2004
                                                                  --------------- ----------------  ---------------  ---------------
                                                                                 (as restated)(1)                   (as restated)(1)
Revenues:
    Company restaurant sales..................................            89.3%            87.9%            89.0%            87.9%
    Franchise royalties and fees..............................            10.3             10.7             10.6             10.9
    Other franchise income....................................             0.3              1.4              0.4              1.2
                                                                  --------------- ----------------  ---------------  ---------------
         Total operating revenues.............................           100.0%           100.0%           100.0%           100.0%
                                                                  =============== ================  ===============  ===============
Cost of sales (as a percentage of company restaurant sales):
    Food and beverage.........................................            26.2%            26.3%            26.4%            26.4%
    Labor.....................................................            33.1             32.0             33.0             32.4
    Direct and occupancy......................................            27.4             25.0             26.0             24.6
    Pre-opening expense.......................................             0.4              0.4              0.4              0.3
                                                                  --------------- ----------------  ---------------  ---------------
         Total cost of sales..................................            87.1%            83.8%            85.9%            83.8%
                                                                  =============== ================  ===============  ===============

Cost of other franchise income (as a percentage of other
    franchise income).........................................            74.2%            90.0%            79.9%           110.2%
General and administrative expenses...........................             8.6              9.5              8.9              9.2
Amortization of intangible assets.............................             0.1              0.1              0.1              0.1
Impairment of long-lived assets...............................             1.3              --               0.4              --
Loss on disposition of restaurants and equipment..............             0.2              0.2              0.1              0.2
                                                                  --------------- ----------------  ---------------  ---------------
Operating earnings............................................            11.8             15.3             13.8             15.6
                                                                  --------------- ----------------  ---------------  ---------------
Other income (expense):
    Investment income.........................................             0.2              0.1              0.1              0.1
    Interest expense..........................................            (0.4)            (0.1)            (0.2)            (0.1)
    Other income..............................................             0.2              0.3              0.2              0.2
                                                                  --------------- ----------------  ---------------  ---------------
         Total other income...................................             --               0.2              --               0.1
                                                                  --------------- ----------------  ---------------  ---------------
Earnings before income taxes..................................            11.8             15.5             13.8             15.8
Income taxes..................................................             4.5              5.4              4.9              5.5
                                                                  --------------- ----------------  ---------------  ---------------
Net earnings..................................................             7.2%            10.2%             8.9%            10.3%
                                                                  =============== ================  ===============  ===============

(1) The company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 22 to the consolidated financial statements.

The  following  table  sets  forth  certain  financial   information  and  other
restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                               13 Weeks Ended                     39 Weeks Ended
                                                       -------------------------------    -------------------------------
                                                       September 25,     September 26,    September 25,     September 26,
                                                           2005              2004             2005              2004
                                                       -------------     -------------    -------------     -------------
Number of restaurants:
    Company:
         Beginning of period.......................            462                405              424               383
         Restaurant openings.......................             12                  9               39                21
         Restaurant closings.......................             (1)                (1)              (1)               (1)
         Restaurants acquired from franchisees.....            --                 --                11                10
                                                       -------------     -------------    -------------    --------------
         End of period.............................            473                413              473               413
                                                       -------------     -------------    -------------    --------------
    Franchise:
         Beginning of period.......................          1,260              1,207            1,247             1,202
         Restaurant openings.......................             23                 21               52                40
         Restaurants closed........................             (1)                (4)              (6)               (8)
         Restaurants acquired from franchisees.....            --                --                (11)              (10)
                                                       -------------     -------------    -------------    --------------
         End of period.............................          1,282              1,224            1,282             1,224
                                                       -------------     -------------    -------------    --------------
    Total:
         Beginning of period.......................          1,722              1,612            1,671             1,585
         Restaurant openings.......................             35                 30               91                61
         Restaurants closed........................             (2)                (5)              (7)               (9)
                                                       -------------     -------------    -------------    --------------
         End of period.............................          1,755              1,637            1,755             1,637
                                                       =============     =============    =============    ==============

Weighted average weekly sales per restaurant:
    Company........................................     $   44,825        $    46,365      $    46,561      $     47,489
    Franchise......................................     $   48,036        $    47,253      $    49,809      $     48,258
    Total..........................................     $   47,170        $    47,027      $    48,954      $     48,067

Change in comparable restaurant sales:(1)
    Company........................................           (1.6)%              1.1%            (0.8)%             5.0%
    Franchise......................................            1.8 %              3.1%             3.1 %             5.9%
    Total..........................................            0.9 %              2.7%             2.1 %             5.6%

Total operating revenues (in thousands):
    Company restaurant sales.......................     $  272,673        $   247,173      $   815,834      $    738,502
    Franchise royalties and fees(2)................         31,589             30,048           97,090            91,485
    Other franchise income(3)......................          1,064              3,913            3,553            10,427
                                                       -------------     -------------    -------------    --------------
    Total..........................................     $  305,326        $   281,134      $   916,477      $    840,414
                                                       =============     =============    =============    ==============

(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.

(2) Franchise royalties are generally 4% of each franchise restaurant's reported monthly gross sales. Reported franchise sales, in thousands, were $790,949 and $746,239 in the 2005 quarter and the 2004 quarter, respectively, and $2,444,429 and $2,274,777 in the 2005 year-to-date and 2004 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.

(3) Other  franchise   income  includes   insurance   premiums  from  franchisee
    participation in our captive insurance program and revenue from information technology products and services provided to certain franchisees.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                       September 25,         December 26,
                                                                                           2005                  2004
                                                                                      ----------------     ----------------
                                       ASSETS
Current assets:
    Cash and cash equivalents...................................................        $     10,140         $     10,642
    Short-term investments, at market value.....................................                 284                  282
    Receivables, net of allowance...............................................              36,171               39,152
    Receivables related to captive insurance subsidiary.........................               3,248                2,566
    Inventories.................................................................              21,499               35,936
    Prepaid and other current assets............................................              13,035               12,079
                                                                                      ----------------     ----------------
         Total current assets...................................................              84,377              100,657
Property and equipment, net.....................................................             567,157              486,548
Goodwill........................................................................             138,788              116,344
Restricted assets related to captive insurance subsidiary.......................              20,186               17,386
Other intangible assets, net....................................................               7,921                8,524
Other assets, net...............................................................              29,699               24,972
                                                                                      ----------------     ----------------
                                                                                        $    848,128         $    754,431
                                                                                      ================     ================

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt...........................................        $        254         $        222
    Notes payable...............................................................               9,700                  --
    Accounts payable............................................................              53,755               42,830
    Accrued expenses and other current liabilities..............................              76,294               89,064
    Loss reserve and unearned premiums related to captive insurance subsidiary..              13,481               12,137
    Accrued dividends...........................................................                 --                 4,867
    Accrued income taxes........................................................              14,930                2,578
                                                                                      ----------------     ----------------
         Total current liabilities..............................................             168,414              151,698
                                                                                      ----------------     ----------------
Non-current liabilities:
    Long-term debt - less current portion.......................................             126,280               35,472
    Deferred income taxes.......................................................              27,589               28,995
    Other non-current liabilities...............................................              47,112               41,539
                                                                                      ----------------     ----------------
         Total non-current liabilities..........................................             200,981              106,006
                                                                                      ----------------     ----------------
         Total liabilities......................................................             369,395              257,704
                                                                                      ----------------     ----------------
Stockholders' equity:
    Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
       no shares issued.........................................................                 --                   --
    Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
       issued -108,503,243 shares...............................................               1,085                1,085
    Additional paid-in capital..................................................             233,615              220,897
    Unearned compensation.......................................................              (3,175)              (1,924)
    Retained earnings...........................................................             704,597              623,315
                                                                                      ----------------     ----------------
                                                                                             936,122              843,373
    Treasury stock - 31,105,048 shares in 2005 and 27,375,044 shares in 2004,
       at cost..................................................................            (457,389)            (346,646)
                                                                                      ----------------     ----------------
         Total stockholders' equity.............................................             478,733              496,727
                                                                                      ----------------     ----------------
                                                                                        $    848,128         $    754,431
                                                                                      ================     ================

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                                     39 Weeks Ended
                                                                                           ------------------------------------
                                                                                            September 25,        September 26,
                                                                                                 2005                 2004
                                                                                           ----------------     ---------------
                                                                                                               (as restated)(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings.....................................................................        $     81,282         $    86,463
    Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization...............................................              39,765              34,059
         Amortization of intangible assets...........................................                 658                 443
         Amortization of unearned compensation.......................................               1,665               1,073
         Other amortization..........................................................                 182                 242
         Inventory impairment........................................................                --                 2,100
         Deferred income tax provision (benefit).....................................              (3,270)             26,455
         Impairment of long-lived assets.............................................               3,900                 --
         Loss on disposition of restaurants and equipment............................               1,341               1,520
         Income tax benefit from exercise of stock options...........................               4,665               7,610
    Changes in assets and liabilities (exclusive of effects of acquisitions):
         Receivables.................................................................               2,981              (4,745)
         Receivables related to captive insurance subsidiary.........................                (682)             (2,657)
         Inventories.................................................................              14,627             (15,039)
         Other current assets related to captive insurance subsidiary................                --                  (193)
         Prepaid and other current assets............................................                 908                (470)
         Accounts payable............................................................               8,981                (763)
         Accrued expenses and other current liabilities..............................             (13,024)            (17,081)
         Loss reserve and unearned premiums related to captive insurance subsidiary..               1,344               8,602
         Income taxes................................................................              12,352              (2,399)
         Other non-current liabilities...............................................               2,524                 --
         Other.......................................................................              (1,523)              1,048
                                                                                           ----------------     ---------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES...................................             158,676             126,268
                                                                                           ----------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment..............................................            (100,802)            (68,224)
    Restricted assets related to captive insurance subsidiary........................              (2,800)             (7,548)
    Acquisitions of restaurants......................................................             (46,848)            (13,817)
    Lease acquisition costs..........................................................                --                (4,857)
    Purchases of short-term investments..............................................                --                  (253)
    Proceeds from the sale of restaurants and equipment..............................               1,205                 --
    Other investing activities.......................................................                --                (1,045)
                                                                                           ----------------     ---------------
         NET CASH USED BY INVESTING ACTIVITIES.......................................            (149,245)            (95,744)
                                                                                           ----------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Purchases of treasury stock......................................................            (120,856)            (88,224)
    Dividends paid...................................................................              (4,867)             (3,911)
    Issuance of common stock upon exercise of stock options..........................              11,822              13,371
    Shares issued under employee benefit plans.......................................               3,428               4,934
    Net debt proceeds................................................................             100,540              25,880
                                                                                           ----------------     ---------------
         NET CASH USED BY FINANCING ACTIVITIES.......................................              (9,933)            (47,950)
                                                                                           ----------------     ---------------
NET DECREASE IN CASH AND CASH EQUIVALENTS............................................                (502)            (17,426)
CASH AND CASH EQUIVALENTS, beginning of period.......................................              10,642              17,867
                                                                                           ----------------     ---------------
CASH AND CASH EQUIVALENTS, end of period.............................................        $     10,140         $       441
                                                                                           ================     ===============

(1) The company's Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 22 to the consolidated financial statements.



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